Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports Improved First-Quarter Results
GAAP EPS ($.01) vs ($1.21)
Non-GAAP EPS $.41 vs $.15; Improvement Driven by U.S., Mexico, Lower Corporate Expenses
EPS Guidance Reaffirmed Despite Currency Impact

RICHMOND, Va., May 1, 2015 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported first-quarter earnings.
First-Quarter Highlights
•	GAAP: Revenue down 18% on currency translation (16% organic growth); operating margin 1.7%; results include Venezuela revenue and operating income, including asset write-downs

•	Non-GAAP: Revenue down 8% on currency translation (4% organic growth); operating margin 5.4%; results now exclude Venezuela revenue, operating income and asset write-downs
•	Largest 5 Markets (U.S., France, Mexico, Brazil, Canada): Profits up 19% as improvement in U.S. and Mexico offsets lower results in Brazil and France and negative currency impact of $4 million
•	Global Markets (Latin America, EMEA, Asia): Profits up 27% as improvement in Latin America offsets negative currency impact of $2 million
•	Corporate expenses decline 32% despite negative currency impact of $5 million

Tom Schievelbein, chairman, president and chief executive officer, said: “We are encouraged by our first-quarter earnings, which reflect strong improvement in U.S. operations, higher profits in Mexico and Latin America, and significantly lower corporate expenses. Despite persistent currency headwinds that drove the reduction of our full-year revenue outlook from $3.4 billion to $3.1 billion, we still expect ongoing cost and productivity initiatives to enable us to achieve full-year non-GAAP earnings of $1.55 to $1.75 per share.”

Summary of First-Quarter Results(a)
	First Quarter
(In millions, except for per share amounts)	2015	2014	% Change

GAAP
Revenues	$776	950	(18%)
Operating profit (loss)	13	(74)	fav
Income (loss) from continuing operations(b)	(1)	(59)	fav
Diluted EPS from continuing operations(b) (c)	(0.01)	(1.21)	fav

Non-GAAP
Revenues	$756	818	(8%)
Operating profit	41	21	95%
Income from continuing operations(b)	20	7	fav
Diluted EPS from continuing operations(b) (c)	0.41	0.15	fav

Summary Reconciliation of First-Quarter GAAP to Non-GAAP EPS(a) (c)
	First Quarter
	2015	2014
GAAP EPS	$(0.01)	$(1.21)
FX devaluation in Venezuela	0.26	1.54
Venezuela operations	(0.03)	(0.38)
2014 Reorganization and Restructuring costs(d)	0.02	-
Mexican settlement losses	0.02	0.01
U.S. retirement plans	0.09	0.08
Acquisitions and dispositions	-	(0.02)
Income tax rate adjustment(e)	0.06	0.13
Non-GAAP EPS	$0.41	$0.15

Amounts may not add due to rounding.

(a)	Non-GAAP results are reconciled to the applicable GAAP results on page 13-14.
(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	For GAAP EPS purposes the number of shares for basic and diluted is 49.1 million. For non-GAAP purposes, the number of shares for diluted is 49.5 million.
(d)
Brink’s reorganized and restructured its business in December 2014 and recognized severance costs of $21.8 million associated with these actions in 2014. Additional charges of $1.5 million were recognized in the first quarter of 2015. See page 11 for more details.

(e)
The effective income tax rate in the interim period is adjusted to be equal to the estimated full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated to be 42.0% for 2015 and was 45.7% for 2014.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

First-Quarter 2015 vs. 2014

		Organic	Acquisitions /	Currency		% Change
	1Q14	Change	Dispositions (a)	(b)	1Q15	Total	Organic
Revenues:
U.S.	$176	8	-	-	184	4	4
France	129	-	-	(23)	106	(18)	-
Mexico	100	(4)	-	(11)	86	(14)	(3)
Brazil	86	3	-	(16)	74	(15)	4
Canada	44	(1)	-	(5)	39	(13)	(2)
Largest 5 Markets	536	7	-	(55)	488	(9)	1
Latin America	91	15	-	(14)	91	-	16
EMEA	137	-	-	(21)	116	(15)	-
Asia	33	5	3	(2)	39	17	14
Global Markets	261	19	3	(37)	245	(6)	7
Payment Services	22	5	-	(4)	23	3	22
Revenues - non-GAAP	818	31	3	(96)	756	(8)	4

Other items not allocated to segments(c)	131	122	-	(233)	21	(84)	93
Revenues - GAAP	$950	153	3	(329)	776	(18)	16

Operating profit:
U.S.	$1	7	-	-	8	fav	fav
France	7	(2)	-	(1)	4	(38)	(23)
Mexico	4	5	-	(1)	8	fav	fav
Brazil	10	(2)	-	(1)	6	(37)	(23)
Canada	2	-	-	-	2	(26)	(17)
Largest 5 Markets	24	8	-	(4)	28	19	35
Latin America	10	8	-	(1)	17	63	76
EMEA	9	(1)	-	-	8	(11)	(7)
Asia	5	1	-	-	7	25	27
Global Markets	25	9	-	(2)	31	27	35
Payment Services	1	-	-	-	1	(38)	(13)
Corporate expenses(d)	(28)	14	-	(5)	(19)	(32)	(50)
Operating profit - non-GAAP	21	31	-	(11)	41	95	fav

Other items not allocated to segments(c)	(95)	(27)	(1)	95	(28)	(71)	29
Operating profit (loss) - GAAP	$(74)	3	(1)	84	13	fav	(4)

Amounts may not add due to rounding.

(a)
Includes operating results and gains/losses on acquisitions, sales and exits of businesses. The 2014 divestiture of an equity interest in a business in Peru is included in “Other items not allocated to segments”.

(b)
The “Currency” amount is the sum of the “monthly currency changes” adjusted for any additional expense recorded under highly inflationary accounting rules. The “monthly currency change” is equal to the Revenues or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month. Venezuela is translated to the U.S. dollar under highly inflationary accounting rules. Net monetary assets in local currency are remeasured to U.S. dollars using current exchange rates with losses recognized in earnings. Nonmonetary assets under these rules are not remeasured to a lower basis in U.S. dollars when the currency devalues. Instead, these assets retain their higher U.S. dollar historical bases and the excess basis is recognized in earnings as each asset is consumed. Both of these effects are included in “Currency” in the “Other items not allocated to segments” line to reconcile to the GAAP amounts.

(c)	See pages 11 and 12 for more information.
(d)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required by public companies.

Corporate Expenses
First-quarter corporate expenses totaled $19 million, down $9 million from the prior year due to cost reductions from reorganization and restructuring, a decrease in non-income taxes and lower incentive compensation expense. Corporate expenses include former non-segment and regional management costs, currency transaction gains and losses, and costs related to global initiatives.

Capital Expenditures and Capital Leases
First-quarter capital expenditures and capital lease additions were $15 million compared to $25 million in 2014. Full-year 2015 expenditures are expected to total $150 million to $160 million.

Income Taxes
On a GAAP basis, first-quarter tax expense was $16 million (effective rate of 185%) versus $9 million (effective rate of negative 11%) in 2014. Tax rates in both periods were affected by a large non-deductible remeasurement charge related to the Venezuela devaluation recorded in the first quarter. As a result of this non-deductible charge, the full-year GAAP effective tax rate is expected to be 67%. Non-GAAP earnings for the first quarter reflect an effective tax rate of 42%, which is the full-year estimated non-GAAP effective tax rate.

Venezuela Operations
Given the inability to repatriate cash, hyperinflation, fixed exchange rate policy, continued currency devaluations, and the difficulty raising prices and controlling costs, the non-GAAP results now exclude Venezuela operations. Management believes excluding Venezuela enables investors to more effectively evaluate the company’s performance between periods.

Conference Call
Brink’s will host a conference call on May 1 at 11:00 a.m. Eastern Time to review first-quarter results. Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international) Participants should call in at least five minutes prior to the start of the call. Participants can pre-register at http://dpregister.com/10063655 to receive a direct dial-in number for the call. The call also will be accessible via live webcast at www.Brinks.com. A replay of the call will be available through June 2, 2015, at 877-344-7529 (in the U.S.) or (412) 317-0088 (international). The conference number is 10063655. A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services. For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements

This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this report includes, but is not limited to: 2015 non-GAAP outlook, including revenue, margin rate and earnings per share, and 2015 capital expenditures and tax rate. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

•	our ability to improve profitability in our largest five markets;
•	our ability to identify and execute further cost and operational improvements and efficiencies in our core businesses;
•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services;
•	our ability to maintain or improve volumes at favorable pricing levels and increase cost and productivity efficiencies, particularly in the United States and Mexico;
•	investments in information technology and adjacent businesses and their impact on revenue and profit growth;
•	our ability to develop and implement solutions for our customers and gain market acceptance of those solutions;
•	our ability to maintain an effective IT infrastructure and safeguard confidential information;
•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency restrictions and devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions;

•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates;
•	the stability of the Venezuelan economy, changes in Venezuelan policy regarding foreign-owned businesses;
•	regulatory and labor issues in many of our global operations, including negotiations with organized labor and the possibility of work stoppages;
•	our ability to integrate successfully recently acquired companies and improve their operating profit margins;
•	costs related to dispositions and market exits;
•	our ability to identify evaluate and pursue acquisitions and other strategic opportunities including those in the home security industry and emerging markets;
•	the willingness of our customers to absorb fuel surcharges and other future price increases;
•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers;
•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer;
•
our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, and changes in insurance costs;

•	security threats worldwide and losses of customer valuables;
•	costs associated with the purchase and implementation of cash processing and security equipment;
•	employee and environmental liabilities in connection with our former coal operations, black lung claims incidence;
•	the impact of the Patient Protection and Affordable Care Act on black lung liability and the Company's ongoing operations;
•
changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions;

•	the nature of our hedging relationships;
•	changes in estimates and assumptions underlying our critical accounting policies;
•	our ability to realize deferred tax assets;
•	the outcome of pending and future claims, litigation, and administrative proceedings;
•	public perception of the Company's business and reputation;
•	access to the capital and credit markets;
•	seasonality, pricing and other competitive industry factors; and
•	the promulgation and adoption of new accounting standards and interpretations, new government regulations and interpretation of existing regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2014, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions except as noted)

			2015
	2014	2014	Non-GAAP
	GAAP	Non-GAAP	Outlook(c)	% Change

Revenues(a)	$3,562	3,351	~3,100

Operating profit (loss)(a)	(28)	124	165 – 180

Nonoperating expense	(22)	(22)	(21)

Taxes(a)	(37)	(47)	(60) – (68)

Noncontrolling interests(a)	31	(6)	(7)

Income (loss) from continuing operations(a)(b)	(55)	49	77 – 86

EPS from continuing operations(a)(b)	$(1.12)	1.01	1.55 – 1.75

Key Metrics
Revenue Change
Organic			150	5%
Currency			(400)	(12%)
Total			(250)	(7%)

Operating profit margin	(0.8%)	3.7%	5.3% – 5.8%

Tax rate(a)	(74.9%)	45.7%	42.0%

Fixed assets acquired(d)
Capital expenditures	$136		130 – 140
Capital leases(e)	12		20
Total	$148		150 – 160

Depreciation and amortization(d)	$162		150

Amounts may not add due to rounding

(a)	See pages 13 and 14 for reconciliation to GAAP.
(b)	Attributable to Brink’s.
(c)
The consolidated 2015 non-GAAP outlook is not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable effort.

(d)	Fixed assets acquired and depreciation and amortization are on a GAAP basis.
(e)	Includes capital leases for newly acquired assets only.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(In millions, except for per share amounts)

	First Quarter
	2015	2014

Revenues	$776.1	$949.6

Costs and expenses:
Cost of revenues	629.1	759.7
Selling, general and administrative expenses	112.3	140.5
Total costs and expenses	741.4	900.2
Other operating expense	(21.8)	(123.1)

Operating profit (loss)	12.9	(73.7)

Interest expense	(4.9)	(5.8)
Interest and other income	0.4	-
Income (loss) from continuing operations before tax	8.4	(79.5)
Provision for income taxes	15.5	8.7

Loss from continuing operations	(7.1)	(88.2)

Income (loss) from discontinued operations, net of tax	(2.4)	0.5

Net loss	(9.5)	(87.7)

Less net loss attributable to noncontrolling interests	(6.5)	(29.2)

Net loss attributable to Brink’s	$(3.0)	$(58.5)

Amounts attributable to Brink’s
Continuing operations	$(0.6)	$(59.0)
Discontinued operations	(2.4)	0.5

Net loss attributable to Brink’s	$(3.0)	$(58.5)

Earnings (loss) per share attributable to Brink’s common shareholders(a):
Basic:
Continuing operations	$(0.01)	$(1.21)
Discontinued operations	(0.05)	0.01
Net loss	$(0.06)	$(1.20)

Diluted:
Continuing operations	$(0.01)	$(1.21)
Discontinued operations	(0.05)	0.01
Net loss	$(0.06)	$(1.20)

Weighted-average shares
Basic	49.1	48.9
Diluted	49.1	48.9

(a) Earnings per share may not add due to rounding.

The Brink’s Company and subsidiaries
Supplemental Financial Information (Unaudited)
(In millions)

	First Quarter
	2015	2014

Property and equipment acquired during the year
Capital expenditures(a)
Largest 5 Markets	$7.5	12.9
Global Markets	3.1	4.8
Payment Services	0.2	-
Corporate	3.5	6.1
Capital expenditures	14.3	23.8

Capital Leases(b)
Largest 5 Markets	1.1	0.1
Global Markets	-	-
Payment Services	-	1.2
Corporate	-	-
Capital leases	1.1	1.3

Total
Largest 5 Markets	8.6	13.0
Global Markets	3.1	4.8
Payment Services	0.2	1.2
Corporate	3.5	6.1
Total	$15.4	25.1

Depreciation and amortization(a)
Largest 5 Markets	$24.3	27.2
Global Markets	7.3	8.5
Payment Services	0.8	0.9
Corporate	4.3	5.3
Depreciation and amortization	$36.7	41.9

(a)	Capital expenditures as well as depreciation and amortization related to Venezuela have been excluded from Global Markets and included in Corporate.
(b)
Represents the amount of property and equipment acquired using capital leases. Because these assets are acquired without using cash, the acquisitions are not reflected in the consolidated cash flow statement. Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

The Brink’s Company and subsidiaries
Segment Results: 2014 and 2015 (Unaudited)
(In millions, except for per share amounts)

	Revenues
	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
U.S.	$175.8	180.3	181.6	190.1	727.8	$183.6
France	128.8	133.1	132.7	122.8	517.4	105.7
Mexico(a)	100.2	98.1	95.1	94.8	388.2	85.7
Brazil	86.4	91.5	95.8	90.4	364.1	73.8
Canada	44.4	45.3	46.0	44.0	179.7	38.8
Largest 5 Markets	535.6	548.3	551.2	542.1	2,177.2	487.6
Latin America	90.6	93.1	95.4	101.5	380.6	90.8
EMEA	136.9	137.5	139.1	142.8	556.3	115.7
Asia	33.0	34.0	36.3	36.5	139.8	38.7
Global Markets	260.5	264.6	270.8	280.8	1,076.7	245.2
Payment Services	22.2	23.8	25.4	25.2	96.6	22.8
Revenues - non-GAAP	818.3	836.7	847.4	848.1	3,350.5	$755.6

Other items not allocated to segments(b)	131.3	22.3	25.1	33.1	211.8	20.5
Revenues - GAAP	$949.6	859.0	872.5	881.2	3,562.3	$776.1

	Operating Profit
	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q

Operating profit:
U.S.	$1.3	5.9	3.9	11.7	22.8	$8.3
France	6.6	4.9	16.7	11.2	39.4	4.1
Mexico(a)	3.7	(0.9)	(0.4)	7.2	9.6	7.9
Brazil	9.7	5.4	4.8	14.3	34.2	6.1
Canada	2.3	2.4	4.0	4.1	12.8	1.7
Largest 5 Markets	23.6	17.7	29.0	48.5	118.8	28.1
Latin America	10.1	11.4	10.7	18.2	50.4	16.5
EMEA	9.2	12.0	15.5	15.8	52.5	8.2
Asia	5.2	5.1	6.2	6.6	23.1	6.5
Global Markets	24.5	28.5	32.4	40.6	126.0	31.2
Payment Services	0.8	(1.3)	(2.4)	(2.0)	(4.9)	0.5
Corporate expenses	(28.1)	(20.9)	(38.2)	(28.5)	(115.7)	(19.2)
Operating profit - non-GAAP	20.8	24.0	20.8	58.6	124.2	40.6

Other items not allocated to segments(b)	(94.5)	(15.3)	40.4	(82.3)	(151.7)	(27.7)
Operating profit (loss) - GAAP	$(73.7)	8.7	61.2	(23.7)	(27.5)	$12.9

	Margin
	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q

Margin:
U.S.	0.7%	3.3%	2.1%	6.2%	3.1%	4.5%
France	5.1%	3.7%	12.6%	9.1%	7.6%	3.9%
Mexico(a)	3.7%	(0.9%)	(0.4%)	7.6%	2.5%	9.2%
Brazil	11.2%	5.9%	5.0%	15.8%	9.4%	8.3%
Canada	5.2%	5.3%	8.7%	9.3%	7.1%	4.4%
Largest 5 Markets	4.4%	3.2%	5.3%	8.9%	5.5%	5.8%
Latin America	11.1%	12.2%	11.2%	17.9%	13.2%	18.2%
EMEA	6.7%	8.7%	11.1%	11.1%	9.4%	7.1%
Asia	15.8%	15.0%	17.1%	18.1%	16.5%	16.8%
Global Markets	9.4%	10.8%	12.0%	14.5%	11.7%	12.7%
Payment Services	3.6%	(5.5%)	(9.4%)	(7.9%)	(5.1%)	2.2%
Corporate expenses	(3.4%)	(2.5%)	(4.5%)	(3.4%)	(3.5%)	(2.5%)
Operating profit - non-GAAP	2.5%	2.9%	2.5%	6.9%	3.7%	5.4%

Other items not allocated to segments(b)	(10.3%)	(1.9%)	4.6%	(9.6%)	(4.5%)	(3.7%)
Operating profit (loss) - GAAP	(7.8%)	1.0%	7.0%	(2.7%)	(0.8%)	1.7%

(a)	Brink’s sold a small operation in Mexico in the first quarter of 2015. The results have been reclassified to discontinued operations for all periods.
(b)	See pages 11 and 12 for more information.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. A summary of the other items not allocated to segment results is below.

Other items not allocated to segments – revenue and operating profit

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
Venezuela operations	$131.3	22.3	25.1	33.1	211.8	$20.5

Operating profit:
FX devaluation in Venezuela	(123.3)	(9.8)	(4.8)	(4.8)	(142.7)	(20.6)
Venezuela operations	34.4	1.9	2.5	6.0	44.8	2.7
2014 Reorganization and Restructuring	-	-	-	(21.8)	(21.8)	(1.5)
Mexican settlement losses	(0.8)	(0.9)	(2.3)	(1.9)	(5.9)	(1.3)
U.S. retirement plans	(6.0)	(3.6)	(3.7)	(59.8)	(73.1)	(7.0)
Acquisitions and dispositions	1.2	1.3	46.9	-	49.4	-
Share-based compensation adj.	-	(4.2)	1.8	-	(2.4)	-
Operating profit	$(94.5)	(15.3)	40.4	(82.3)	(151.7)	$(27.7)

FX devaluation in Venezuela The rate we use to remeasure operations in Venezuela declined significantly in February 2015 (from 52 to 170 bolivars to the U.S. dollar) and in March 2014 (from 6.3 to 50 bolivars to the U.S. dollar). These currency devaluations resulted in losses from the remeasurement of bolivar-denominated net monetary assets. Nonmonetary assets were not remeasured to a lower basis when the currency devalued. Instead, under highly inflationary accounting rules, these assets retained their higher historical bases, which excess is recognized in earnings as the asset is consumed resulting in incremental expense until the excess basis is depleted. Expenses related to these Venezuelan devaluations have not been allocated to segment results.

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, including FX devaluation discussed separately above, due to management’s inability to allocate, generate or redeploy resources in-country or globally. In light of these unique circumstances, the Venezuela business is primarily self-supporting and largely independent of the rest of our global operations. As a result, the CODM, the Company’s Chief Executive Officer, assesses segment performance and makes resource decisions by segment excluding Venezuela operating results. Additionally, management believes excluding Venezuela from segment results makes it possible to more effectively evaluate the company’s performance between periods.

Factors considered by management in excluding Venezuela results:
•	Continued inability to repatriate cash to redeploy to other operations or dividend to shareholders
•	Highly inflationary environment
•	Fixed exchange rate policy
•	Continued currency devaluations and
•	Our difficulty raising prices and controlling costs

2014 Reorganization and Restructuring Brink’s reorganized and restructured its business in December 2014, eliminating the management roles and structures in its former Latin America and EMEA regions and implementing a plan to reduce the cost structure of various country operations by eliminating approximately 1,700 positions across its global workforce. Severance costs of $21.8 million associated with these actions were recognized in 2014. Additional charges related to severance and lease terminations of $1.5 million were recognized in the first quarter of 2015. These amounts have not been allocated to segment results.

Mexican settlement losses Employee termination costs in Mexico are accounted for as retirement benefits under FASB ASC Topic 715, Compensation — Retirement Benefits. Settlement charges related to these termination benefits have not been allocated to segment results.

U.S. retirement plans Costs related to our frozen U.S. retirement plans have not been allocated to segment results. Brink’s primary U.S. pension plan settled a portion of its obligation in the fourth quarter of 2014 under a lump sum buy-out offer. Approximately 4,300 terminated participants were paid about $150 million of plan assets under this offer in lieu of receiving their pension benefit. A $56 million settlement loss was recognized as a result of the settlement.

Acquisitions and dispositions Gains and losses related to acquisitions and dispositions that have not been allocated to segment results are described below:
•
Brink’s sold an equity investment in a CIT business in Peru and recognized a $44.3 million gain in the third quarter of 2014. The gain on the sale and the equity earnings have not been allocated to segment results.

•	A favorable adjustment to the 2010 business acquisition gain for Mexico ($0.7 million in the third quarter of 2014) is not allocated to segment results.

Share-based compensation adjustment Accounting adjustments related to share-based compensation have not been allocated to segment results ($4.2 million expense in the second quarter of 2014 and a $1.8 million benefit in the third quarter of 2014). The accounting adjustments revise the accounting for certain share-based awards from fixed to variable fair value accounting as noted in ASC Topic 718, Stock Compensation. As of July 11, 2014, all outstanding equity awards had met the conditions for a grant date as defined in ASC Topic 718 and have since been accounted for as fixed share-based compensation expense.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information excluding income and expenses that have not been allocated to segments (except for Corporate expenses which include salaries and other costs to manage the global business and to perform activities required by public companies). Non-GAAP results also adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

Our Non-GAAP results now exclude Venezuela operations due to our inability to repatriate cash, the inflationary economy, fixed exchange rate policy, continued currency devaluations, and our difficulty raising prices and controlling costs. Management believes excluding Venezuela operating results enables investors to more effectively evaluate the Company’s performance between periods.

The consolidated Non-GAAP outlook amounts for 2015 and 2016 are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measures without unreasonable effort.

The Non-GAAP information provides information to assist comparability and estimates of future performance. Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance. In addition, Brink’s believes the measures will help investors assess the ongoing operations. Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts. The consolidated Non-GAAP EPS for 2015 and 2016 are not reconciled to GAAP because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable effort.

Non-GAAP Results Reconciled to GAAP

	Three Months Ended			Three Months Ended
	March 31, 2015			March 31, 2014
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate(a)
Non-GAAP	36.1	15.2	42.0%	15.0	6.9	45.7%
Other items not allocated to segments(b)	(27.7)	0.3	142.5%	(94.5)	1.8	(56.6%)
GAAP	$8.4	15.5	184.5%	$(79.5)	8.7	(10.9%)

Amounts may not add due to rounding.

(a)	From continuing operations.
(b)
See “Other Items Not Allocated To Segments” on page 14 for pre-tax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of income (loss).

(c)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The estimated full-year non-GAAP effective tax rate is 42.0% for 2015 and was 45.7% for 2014.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP reconciled to GAAP

	2014					2015
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
Non-GAAP	$818.3	836.7	847.4	848.1	3,350.5	$755.6
Other items not allocated to segments(b)	131.3	22.3	25.1	33.1	211.8	20.5
GAAP	$949.6	859.0	872.5	881.2	3,562.3	$776.1

Operating profit (loss):
Non-GAAP	$20.8	24.0	20.8	58.6	124.2	$40.6
Other items not allocated to segments(b)	(94.5)	(15.3)	40.4	(82.3)	(151.7)	(27.7)
GAAP	$(73.7)	8.7	61.2	(23.7)	(27.5)	$12.9

Taxes:
Non-GAAP	$6.9	8.5	6.7	24.8	46.9	$15.2
Other items not allocated to segments(b)	(3.3)	(1.3)	21.5	(27.1)	(10.2)	(3.9)
Income tax rate adjustment(c)	5.1	(3.1)	(1.4)	(0.6)	-	4.2
GAAP	$8.7	4.1	26.8	(2.9)	36.7	$15.5

Noncontrolling interests:
Non-GAAP	$0.8	2.1	2.2	1.3	6.4	$0.8
Other items not allocated to segments(b)	(31.3)	(3.7)	(1.6)	(0.7)	(37.3)	(6.2)
Income tax rate adjustment(c)	1.3	-	(1.2)	(0.1)	-	(1.1)
GAAP	$(29.2)	(1.6)	(0.6)	0.5	(30.9)	$(6.5)

Income from continuing operations attributable to Brink's:
Non-GAAP	$7.3	8.1	5.7	28.3	49.4	$20.1
Other items not allocated to segments(b)	(59.9)	(10.3)	20.5	(54.5)	(104.2)	(17.6)
Income tax rate adjustment(c)	(6.4)	3.1	2.6	0.7	-	(3.1)
GAAP	$(59.0)	0.9	28.8	(25.5)	(54.8)	$(0.6)

EPS:
Non-GAAP	$0.15	0.16	0.12	0.58	1.01	$0.41
Other items not allocated to segments(b)	(1.23)	(0.21)	0.41	(1.12)	(2.12)	(0.36)
Income tax rate adjustment(c)	(0.13)	0.06	0.05	0.01	-	(0.06)
GAAP	$(1.21)	0.02	0.58	(0.52)	(1.12)	$(0.01)

Non-GAAP margin	2.5%	2.9%	2.5%	6.9%	3.7%	5.4%

Amounts may not add due to rounding.

See page 13 for footnote explanations.